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                                                                    EXHIBIT 2.14



                                 NON U.S. PLAN

This Exhibit summarises the transactions to be undertaken to effect the Separation in relation to the subsidiaries and businesses outside the United States of HP and Agilent. The transactions are summarised by country and, together, constitute the "Non-US Plan". In this Exhibit, references to "Agilent Assets", "Agilent Liabilities" or "Agilent Business" shall be deemed to be references to the Business Assets, Assumed Liabilities and the Agilent Business of the relevant entity as defined in the local transfer agreements. In addition, the following expressions shall have the following meanings:

"Agilent Cayman" means Agilent Technologies Cayman Islands Inc.

"Agilent Cervin" means Agilent Technologies Cervin S.ar.l.

"Agilent Europe" means Agilent Technologies Europe B.V.

"Agilent International" means Agilent Technologies International B.V.

"Agilent Leman" means Agilent Technologies Leman S.ar.l.

"Agilent Sarl" means Agilent Technologies S.ar.l.

"Agilent WorldTrade" means Agilent Technologies World Trade, Inc.

"ATI" means Agilent Technologies Netherlands Investments B.V.

"HP Delaware" means Hewlett-Packard Delaware, Inc.

"HP Europe" means Hewlett-Packard Europe B.V.

"HP Inter-Americas" means Hewlett-Packard Inter-Americas

"HP International" means Hewlett-Packard International B.V.

"HPNI" means Hewlett-Packard Nederland Investments B.V.

"HP S.A." means Hewlett-Packard S.A.

"HP WorldTrade" means Hewlett-Packard World Trade, Inc.
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Country            Transaction Description
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
Argentina         Hewlett-Packard Argentina S.A. ("HP Argentina"). HP S.A. will establish a new corporate entity, Inversiones Agilent
                  Technologies SRL ("Argentina Holdco"), and HP S.A. will
                  contribute part of the shares of HP Argentina (representing the value of the Agilent Business) to Argentina Holdco. HP
                  Argentina will transfer the Agilent Assets and the Agilent
                  Liabilities to a second new corporate entity, Agilent
                  Technologies Argentina SRL ("Agilent Argentina"), established by Argentina Holdco, in consideration of cancellation of the shares Argentina Holdco owns in HP Argentina.
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Australia         Hewlett-Packard Australia Limited ("HP Australia"). Agilent
                  WorldTrade will establish a new corporate entity, Agilent
                  Technologies Australia Pty. Ltd. ("Agilent Australia"). HP will issue a promissory note to HP WorldTrade. HP WorldTrade will transfer the promissory note by way of contribution to Agilent WorldTrade. Agilent WorldTrade will transfer the promissory note to Agilent Australia in exchange for capital.

                  HP Australia will then transfer its Agilent Assets to Agilent Australia in consideration for the promissory note and an assumption of the Agilent Liabilities by Agilent Australia.

                  HP Australia will distribute the promissory note as dividend to Hewlett-Packard Australia Holdings Pty Ltd ("HP Australia Holdings"). HP Australia Holdings distributes the promissory note as a dividend to VeriFone Australia. VeriFone Australia distributes the promissory note to VeriFone Inc. VeriFone Inc. distributes a dividend to HPCo.
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Country               Transaction Description
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
Austria Hewlett-Packard Gessellschaft m.b.H ("HP Austria") HP Austria will undertake a demerger by way of a contribution in kind under Austrian law. First a new corporate entity, Agilent Technologies Osterreich GmbH ("Agilent Austria"), will be established as a subsidiary of HP S.A. and subsequently the Agilent Assets and Agilent Liabilities will be contributed in kind by HP Austria to Agilent Austria.
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Belgium               Hewlett-Packard Belgium SA/NV ("HP Belgium"). HP Belgium
                      will undergo a spin-off by way of a statutory contribution of a "branch of activity" under Belgian law. This entails the contribution by HP Belgium of all its Agilent Assets and Agilent Liabilities to a new corporate entity, Agilent Technologies S.A./N.V. ("Agilent Belgium"), established by HP Belgium, in return for shares in Agilent Belgium. The shares in Agilent Belgium will be distributed by HP Belgium to HP Europe as a dividend.
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Brazil                Hewlett-Packard Brasil S.A. ("HP Brazil"). HP Brazil will
                      undertake a demerger by way of a spin-off under Brazilian law. A new corporate entity, Agilent Technologies Brasil Ltda. ("Agilent Brazil"), will be established by HP Brazil and a nominee shareholder (who will own a minority interest). HP Brazil will transfer its Agilent Assets and Agilent Liabilities to Agilent Brazil in exchange for quotas of Agilent Brazil by way of asset contribution. HP Brazil will distribute the quotas of Agilent Brazil to HP as a dividend after securing approval from Central Bank regarding HP's ownership in Agilent Brazil.
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Country                     Transaction Description

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Canada                      Hewlett-Packard (Canada) Ltd. ("HP Canada"). HP
                            Europe will establish a new corporate entity, Agilent Technologies Canada Inc. ("Agilent Canada"), and will contribute shares in HP Canada to Agilent Canada. HP Canada will then transfer its Agilent Assets and Agilent Liabilities to Agilent Canada in exchange for shares in Agilent Canada. HP Canada and Agilent Canada will then redeem or repurchase the shares each company holds in the other, leaving HP Canada and Agilent Canada as separate wholly owned subsidiaries of HP Europe.

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Chile                       Hewlett-Packard de Chile S.A. ("HP Chile"). HP Chile
                            will not spin-off or restructure as the Agilent Business in Chile currently has no contracts with third parties, employees or assets. No assets or liabilities will be transferred. A new corporate entity, Agilent Technologias Chile Limitada
                            ("Agilent Chile"), will be established by Agilent WorldTrade to undertake the Agilent Business in Chile in the future.

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China                       Hewlett-Packard Shanghai Analytical Products Co.,
                            Limited ("HPSF"). Hewlett-Packard (China) Investment Limited ("HPCI") will transfer its interest in HPSF (the "Equity Interest") to HP Europe. The consideration is likely to be cash or a cash equivalent. HP Europe will subsequently transfer the Equity Interest to Agilent Technologies Mauritius Limited ("Agilent Mauritius") in consideration for which Agilent Mauritius will issue shares to HP Europe.

                            Hewlett-Packard Medical Products (Qingdao) Limited ("HPMP"). The restructuring will be effected in the same manner as the restructuring of HPSF.
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Country                   Transaction Description
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
                          China Hewlett-Packard Company Limited ("HP China"). Agilent Mauritius and China Electronics Import and Export Corporation ("CEIEC") will incorporate a new equity joint venture company in the PRC, Agilent Technologies Company Limited ("Agilent China"). Agilent China will use cash contributed by Agilent Mauritius and CEIEC (as well as borrowings) to purchase HP China's Agilent Assets. To the extent that such proceeds can constitute distributable profits, HP China will distribute the cash proceeds to HPCI and CEIEC as a dividend.

                          HP-Scitech Joint Software Development Center Co., Ltd. ("HP-Scitech"). A new wholly foreign-owned corporate entity, Agilent Technologies Software Company Limited ("Agilent Software"), will be established by Agilent Mauritius to carry out the same function as HP-Scitech. Agilent Software will purchase all the assets of HP-Scitech for cash. Action to liquidate HP-Scitech will either be initiated immediately after the sale of its assets or after 12 May 2000 when the term of HP-Scitech expires.

                          Shanghai Huatek Software Engineering Company Limited ("Huatek"). HP will transfer its interest in Huatek (the "Equity Interest") to Agilent Technologies Inc. The consideration will be cash or a cash equivalent.
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Colombia                  Hewlett-Packard Colombia S.A. ("HP Colombia"). HP
                          Colombia will not spin-off or restructure as the Agilent Business in Colombia currently has no contracts with third parties, only has three employees and no assets will be transferred. A new corporate entity, Agilent Technologies Colombia Ltda. ("Agilent Colombia"), will be established by Agilent WorldTrade to undertake the Agilent Business in Colombia in the future.
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Country                     Transaction Description

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Costa Rica                  Servicios de Sistemas Hewlett-Packard S.A. ("HP
                            Costa Rica"). HP Costa Rica will not spin-off or restructure as the whole of its business is part of the Agilent Business. The shares of HP Costa Rica will be transferred by HP WorldTrade to Agilent WorldTrade (as part of the demerger of HP WorldTrade).

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Denmark                     Hewlett-Packard A/S ("HP Denmark"). HP Denmark will
                            undertake a statutory demerger under Danish law whereby all Agilent Assets and Agilent Liabilities will be transferred to a new corporate entity, Agilent Technologies Denmark A/S ("Agilent Denmark"), through a legal spin-off. All of the shares in Agilent Denmark will be held by HP S.A.

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Finland                     Hewlett-Packard Oy ("HP Finland"), HP Finland will
                            undertake a statutory demerger, a legal split-up, under Finnish law, whereby two Finnish new corporate entities will be established, one for the Agilent Business (Agilent Technologies Finland Oy) and one for the other businesses of HP Finland. All assets and liabilities of HP Finland will be transferred to one of the new corporate entities by way of "general succession". All of the shares of each of the new corporate entities will be held by the sole shareholder of HP Finland, HP S.A. HP Finland will be dissolved by operation of law.

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France                      Hewlett-Packard S.A.S. ("HP France"). HP France will
                            contribute in kind its Agilent Assets and Agilent Liabilities to a new corporate entity, Agilent Technologies France ("Agilent France"), established by HP France in exchange for shares of Agilent France. Subsequently, HP France will sell its shares in Agilent France to a second new corporate entity, Agilent Technologies Holding ("Agilent France Holding") for cash. Agilent France Holding is held directly by HP Europe.

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Country                   Transaction Description
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
Germany Hewlett-Packard Holding GmbH ("HP Holding GmbH"). HP Holding GmbH will establish a new corporate entity, Agilent Technologies Deutschland GmbH ("Agilent GmbH"). Additionally, HP International will establish Hewlett-Packard United B.V. (Netherlands) ("HP United") which in its turn will establish a new corporate entity, Agilent Technologies Deutschland Beteiligungsgesellschaft mbH ("Agilent Holding GmbH"). HP United will also establish Agilent International. Through a number of transactions, HP International will become the sole shareholder of HP Holding GmbH.

                          For the real estate, a new entity, Agilent
                          Technologies Deutschland GmbH & Co. Immobilien KG ("Agilent Real Estate") will be established by Agilent GmbH. The existing real estate entity, Hewlett-Packard GmbH & Co. Immobilien KG ("HP Real Estate"), will sell the real estate belonging to the Agilent Business to Agilent Real Estate for cash contributed to Agilent Real Estate by HP Holding GmbH via Agilent GmbH. The cash will then be returned to HP Holding GmbH by HP Real Estate.

                          HP International will contribute its shares in HP Holding GmbH to HP United.

                          After HP Real Estate has been transformed into a GmbH, i.e. a limited liability company under German law, HP Holding GmbH will contribute its interest in HP Real Estate to Hewlett-Packard GmbH ("HP GmbH") in consideration for which HP GmbH will issue new shares to HP Holding GmbH.
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                          HP GmbH will spin-off its Agilent Assets and Agilent
                          Liabilities to Agilent GmbH on the basis of the German Transformation Act, so that Agilent Assets and Agilent Liabilities will be transferred to Agilent GmbH by means of "universal succession".

                          Subsequently, HP Holding GmbH will spin-off its shares in Agilent GmbH and its interest in Agilent Real Estate to Agilent Holding GmbH on the basis of the German Transformation Act.
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Country                     Transaction Description

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                            HP United will contribute its shares in Agilent
                            Holding GmbH to Agilent International.

                            HP International. HP United will transfer the shares in Agilent International to HP International by means of dividend distribution/capital reduction in kind, whereafter HP International will transfer the shares in Agilent International to HP Europe by means of dividend distribution/capital reduction in kind.

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Hong Kong                   Hewlett-Packard Asia Pacific Limited ("HP Asia
                            Pacific"). Agilent WorldTrade will establish a new corporate entity, Agilent Technologies Hong Kong Limited ("Agilent Hong Kong"). HP will issue a promissory note to HP WorldTrade. HP WorldTrade will transfer the promissory note by way of contribution to Agilent WorldTrade. Agilent WorldTrade will transfer the promissory note to Agilent Hong Kong by way of contribution.

                            HP Asia Pacific will then transfer its Agilent Assets to Agilent Hong Kong in consideration for the promissory note and an assumption of the Agilent Liabilities by Agilent Hong Kong. HP Asia Pacific will then distribute the promissory note to HP as a dividend in specie, effectively cancelling the promissory note.

                            Hewlett-Packard Hong Kong Limited ("HP Hong Kong"). Agilent WorldTrade will establish Agilent Hong Kong. HP Hong Kong will transfer its Agilent Assets and the Agilent Liabilities to Agilent Hong Kong for cash.

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India                       Hewlett-Packard India Limited ("HP India"). HP
                            Europe will establish a new corporate entity, Agilent Technologies India Pvt. Ltd. ("Agilent India"). HP Europe will contribute cash to Agilent India. HP India will then transfer its Agilent Assets to Agilent India in consideration for cash and an assumption of the Agilent Liabilities by Agilent India. Subsequently, HP India will distribute the cash to HP Europe as a dividend.

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